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                                                                EXHIBIT 10-P(ii)

                               FIRST AMENDMENT TO
                         PRIORITY HEALTHCARE CORPORATION
                          BROAD BASED STOCK OPTION PLAN

              WHEREAS, the Board of Directors of Priority Healthcare Corporation (the "Company") adopted the Priority Healthcare Corporation Broad Based Stock Option Plan (the "Plan") on September 15, 1998; and

              WHEREAS, the Company now desires to amend the Plan.

              NOW, THEREFORE, the Plan is hereby amended as follows:

              1. Section 7 of the Plan is hereby amended to read in its entirety as follows:

              7.  EXERCISE OF OPTIONS.

              (a) Except as provided in Section 12, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in Section 8, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option.

              (b) To exercise an Option under the Plan, the Participant must give written notice to the Company or its designated agent specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise shall be the date on which the notice is received by the Company or its designated agent. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant and having a Market Value on the date of exercise equal to the Exercise Price, (iii) by requesting that the Company or its designated agent withhold the value of Shares sold upon exercise of the Option having a Market Value equal to the Exercise Price, or (iv) by any other means determined by the Committee in its sole discretion.

              2. Section 15 of the Plan is hereby amended to read in its entirety as follows:

              15. WITHHOLDING TAX. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Company, at the request of the Participant, shall (in lieu of requiring the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares) retain a number of such Shares sufficient to cover the minimum amount required to be withheld.

              3. This First Amendment to the Plan shall become effective upon its adoption by the Board of Directors of the Company.

                             ADOPTED BY THE BOARD OF DIRECTORS OF PRIORITY HEALTHCARE CORPORATION AS OF FEBRUARY 25, 1999